                                                                    EXHIBIT 10.2


                       SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the "Agreement") is entered into this 12th day of December 1995, by CPC International Inc., a Delaware Corporation (hereinafter "CPC"), and the Providence and Worcester Railroad Company, a Rhode Island Corporation (hereinafter "P&W").

                              W I T N E S S E T H
                              -------------------

          WHEREAS, CPC has alleged certain claims against P&W arising out of the release of a hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act 42 U.S.C.A. 9601 et seq. ("CERCLA") on property formerly owned by CPC's subsidiary company Peterson Puritan Inc. located in Cumberland, Rhode Island ("the Property") which the U.S. Environmental Protection Agency (the "EPA") has designated as a portion of a Superfund site and which includes the Property on the National Priority List known as the Peterson/Puritan Superfund Site (hereinafter "the Site") and has further designated the area affected by this release as Operable Unit 1 ("OU-1"); and

          WHEREAS, the EPA has identified the solid and hazardous wastes, substances, pollutants and contaminants within the CCL Remediation Area of OU-1 in that Record of Decision executed September 30, 1993 for OU-1 by Paul Keough, Acting Regional Administrator (hereinafter the "Contamination"); and,

          WHEREAS, as a result of the action by the EPA, CPC as an indemnitor of the present owner of the Property which is the successor to Peterson Puritan Inc., has expended and will continue to expend considerable sums of money for the remediation of the Property as directed by the EPA under certain Administrative Orders and Consent Decree as from time to time modified by the EPA (the"Work"); and

          WHEREAS, P&W denies responsibility and liability for any of the claims for which CPC seeks recovery; and

          WHEREAS, CPC and P&W wish to settle the claims without any admissions of liability and in order to avoid the expense and uncertainty of litigation:

          NOW, THEREFORE, CPC and P&W, intending to be legally bound hereby and in consideration of the foregoing and the mutual exchange of promises as recited herein, as well as other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1 .   (a)       In accordance with the terms and conditions of this Agreement
P&W shall issue and deliver to CPC an aggregate number of shares of P&W voting common stock, $0.50 par value per share, (the "Initial CPC Shares") which, after giving effect to the issuance and delivery thereof, represents five (5) percent of the issued and outstanding shares of such class (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act') and the rules and regulations thereunder) (but in no event will the value attributed to the Initial CPC Shares, as determined in accordance with Section 1(c) hereof, exceed $990,000). The Initial CPC Shares shall be delivered in two installments, one for approximately 50% of the Initial CPC Shares in December, 1995 (but no later than December 31, 1995) and the second for approximately 50% of the Initial CPC Shares in January, 1996 (but no later than January 6, 1996).

          (b) On the earlier of (i) June 30, 1999 or (ii) the closing date of any registered public offering by P&W of its own shares for its own account (other than a registration relating to stock option plans or employee benefit plans and similar plans) which, after giving pro forma effect to the closing
                                             --- ------
thereof and CPC's acquisition of Additional CPC Shares (as defined below), would not result in CPC being subjected to a reporting obligation under Section 13(d) of the Exchange Act or any successor provision (the earlier of such dates is hereinafter referred to as the "Deferred Payment Date"), P&W will pay to CPC additional consideration (the "Additional Consideration") having a value, expressed in dollar terms, equal to the difference (the "Difference") between
(A) $990,000 and (B) the value of the Initial CPC Shares (as determined in accordance with Section 1 (c) hereof). The Additional Consideration shall be paid, at the option of P&W, in the form of either (aa) cash in the amount of the Difference, plus interest thereon at the rate of 8.75% per annum from the date for delivery of the second installment of the Initial CPC Shares through the date of such cash payment or (bb) the issuance and delivery to CPC of additional shares of P&W voting common stock, $0.50 par value per share, (the "Additional CPC Shares") having a value (as determined in accordance with Section. 1 (c) hereof) equal to the Difference. Notwithstanding anything to the contrary contained in this paragraph (b) of this Section 1: (A) if P&W elects to pay the Additional Consideration in the form of Additional CPC Shares, and if by so doing CPC would thereby be subjected to a reporting obligation under Section 13(d) of the Exchange Act or any successor provision, the issuance and delivery of such portion of the Additional CPC Shares which would otherwise subject CPC to such reporting obligation shall automatically, and without any action on the part of CPC or P&W, be deferred until the first anniversary of the Deferred Payment Date and (B) if P&W elects to pay the Additional Consideration in the form of additional CPC Shares, and if between the date for delivery of the second installment of the Initial CPC Shares and the date for delivery of the Additional CPC Shares, P&W shall undergo or suffer a stock split, stock dividend, combination of shares, recapitalization, merger, consolidation or other reorganization, then the term "Additional CPC Shares" shall mean and refer to, and CPC shall be entitled to receive, such securities or other consideration as would have been received by CPC as a result of such stock split, stock dividend, combination of shares, recapitalization, merger, consolidation or other reorganization had it owned the Additional CPC Shares at the time thereof.

          (c) For the purposes of this Section 1, the CPC Shares shall be deemed to have a market value equal to the average of the last reported sale price per share of

P&W's common stock on the NASD National Market System over the thirty (30) trading days next preceding: (i) in the case of any of the Initial CPC Shares, the date of Delivery (as hereinafter defined) thereof and (ii) in the case of any of the Additional CPC Shares, the date for Delivery of the second installment of the Initial CPC Shares. The parties recognize [(i)] that the share values so determined do not reflect the fact that the shares are restricted and are otherwise not readily salable; and (ii) that delivery of a portion of the Initial CPC Shares has been deferred as an accommodation to P&W. The term "Delivery", with respect to any CPC Shares, shall mean the date on which P&W issues direction to its transfer agent to issue such CPC Shares.

          (d) As used in this Agreement, the term "CPC Shares" shall mean and refer to both the Initial CPC Shares and the Additional CPC Shares.

          (e) In connection with the issuance and sale of the CPC Shares, P&W shall deliver to CPC stock certificates registered in the name of CPC, free of any restrictive legend except the following:

      "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, or under state securities laws. The holder hereof has represented to the issuer that it has acquired the securities for investment and not with a view to resale or distribution, and they have been issued in reliance on that representation. Such shares may, therefore, not be sold, transferred, pledged or hypothecated unless they have been registered under said Act and state securities laws or unless counsel satisfactory to the Company has given an opinion that registration is not required."

          Concurrently with the delivery of the Initial CPC Shares, CPC shall execute and deliver to P&W an "investment letter" in form satisfactory to P&W and CPC and their respective counsel.

          P&W covenants that, with respect to the Initial CPC Shares, until the third (3rd) anniversary of the date upon which all of the Initial CPC Shares have been delivered to CPC, and, with respect to any Additional CPC Shares, until the third (3rd) anniversary of the date upon which all of such Additional CPC Shares have been delivered to CPC, and for so long thereafter as P&W has outstanding securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"), P&W will take such action and timely file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, to the extent necessary to meet the public information requirements of Rule 144 under the Securities Act of 1933.

          2. P&W will negotiate and execute Access Agreements and Institutional Controls required by EPA in connection with Work to be performed pursuant to the OU-1 Consent Decree. Such agreements shall provide that P&W will waive all Railway Protective Insurance required to undertake the EPA mandated remediation at the OU-1

Site and P&W will provide flagmen and other required safety personnel at its own costs for the protection of railroad traffic. Further P&W will be responsible for all other costs, if any, associated with access to and use of P&W property which are required for safety restrictions because of the proximity of the Work to the track, or otherwise in order to implement and monitor the Work (not to include capital costs associated with implementation and monitoring of the
Work).

          3. In the event of a recovery by way of litigation or settlement (hereinafter "the Recovery") by CPC against the NORTHBROOK EXCESS & SURPLUS INSURANCE COMPANY (hereinafter "Northbrook") in that litigation entitled CPC
                                                                         ---
International Inc. v. Northbrook Excess & Surplus Insurance Company, C. A. No.
---------------------------------------------------------------------
89-0211 L, presently pending in the U.S Court of Appeals or any further insurance claim (including actions against Northbrook, its successors or assigns) brought by CPC relating to the Contamination (hereinafter "the Litigation") P&W shall be entitled to ten percent (10%) of the Recovery. The Recovery shall be calculated after all unreimbursed out of pocket Litigation related expenses (to include outside attorneys fees, consultants and expert witness fees, and other expenses directly related to the Litigation) are subtracted.

          4. In sole consideration of P&W's performance (as and when the same are to be performed hereunder) and non-breach of its obligations and agreements under this Agreement, CPC for itself and its successors and assigns hereby:

          (A) Agrees to defend, indemnify and hold harmless P&W, its past, present and future officers, directors, shareholders, affiliates, attorneys, agents, servants, representatives, subsidiaries, affiliates, partners, predecessors, successors, assigns, for any and all past, present or future claims (including without limitation, personal injury, property damage or any other type of claim), demands, obligations, actions, causes of action, damages, penalties, fines, costs, expenses, including attorneys fees and consultants' costs, or compensation of any nature whatever (including those which may be subrogated) whether known or unknown both in law and in equity which arise from the Contamination (collectively "Claims") including but not limited to, those arising from the failure of CPC to comply with the proposed Consent Decree and Statement of Work attached thereto as lodged in the U.S. District Court for the District of Rhode Island in that matter entitled United States of America v. Lonza et al Civil Action Number 95-397 and signed by the EPA Region 1 Administrator John DeVillars on July 25 1995, or otherwise in any administrative agency, or in any state, federal or other court or tribunal brought by any person or entity, private or governmental, whether asserted directly, by way of defense or set-off or recoupment, or otherwise, including, but not limited to, Claims of the EPA, CCL Custom Manufacturing, Inc., its successors and assigns, the State of Rhode Island and any agency or department thereof, any insurer of CPC, or its affiliates, any abutting property owner, or any other third party;

          (B) Completely releases and forever discharges P&W, its past, present and future officers, directors, shareholders, affiliates, attorneys, agents, servants, representatives, subsidiaries, affiliates, partners, predecessors, successors and assigns (all of the foregoing being collectively referred to below as the P&W Releasees") of and from any and all past, present or future claims, demands, obligations, actions, causes of action, damages, costs, expenses or compensation of any nature whatsoever (including those which may be subrogated), whether known or unknown, both in law and equity, for P&W's actions or the actions of any P&W Releasees undertaken prior to execution of this Agreement which CPC, and its present affiliates, subsidiaries, successors and assigns ever had, now has or may hereafter have as a result of any of the facts or circumstances alleged and arising out of the Contamination; and

          (C) Covenants never to assert any complaint, charge or claim, file suit in a court of law, or commence any other proceeding against any of the P&W Releasees for actions undertaken by any P&W Releasees prior to execution of this Agreement which CPC or its successors and assigns ever had, now has or may hereafter have as a result of any of the facts or circumstances alleged or arising out of the Contamination.

          5.   P&W, for itself and its successors and assigns:

          (A) Completely releases and forever discharges CPC, its past, present and future officers, directors, shareholders, affiliates, attomeys, agents, servants, representatives, subsidiaries, affiliates, partners, predecessors, successors and assigns (all of the foregoing being collectively referred to below as the CPC Releasees") of and from any and all past, present or future claims, demands, obligations, actions, causes of action, damages, costs, expenses or compensation of any nature whatsoever (including those which may be subrogated), whether known or unknown, both in law and equity, for CPC's actions or the actions of any CPC Releasees undertaken prior to execution of this Agreement which P&W, its present and former affiliates and subsidiaries, and their successors and assigns, ever had, now has or may hereafter have as a result of any of the facts or circumstances alleged and arising out of the Contamination; and

          (B) Covenants never to assert any complaint, charge or claim, file suit in a court of law, or commence any other proceeding against any of the CPC Releasees for actions undertaken by any CPC Releasee prior to execution of this Agreement which any of the P&W Releasees ever had, now has or may hereafter have as a result of any of the facts or circumstances alleged and arising out of the contamination.

          6. Nothing herein shall be deemed to release any representations, warranties or obligations of the parties made, undertaken or required pursuant to this Agreement.

          7. P&W hereby represents and warrants to CPC as follows: (a) as of November 10, 1995, the authorized capital stock of P&W consists of 2,273,436 shares of P&W common stock, par value $.50 per share, of which at November 10, 1995, 2,054,620 shares were issued and outstanding; (b) P&W has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (c) the execution, delivery and performance of this Agreement by P&W have been duly authorized by P&W's Board of Directors, and no other corporate proceedings on the part of P&W are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (d) each of the CPC Shares will be validly issued when delivered, fully paid and non-assessable and, when delivered, will be free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, restrictions on transfer (except those imposed by the federal and state securities laws and this Agreement), rights of first refusal, preemptive or other rights or any other imperfections of title whatsoever; (e) all of P&W's filings with the Commission are current and conform to the disclosure requirements of the federal securities laws in all material respects; (f) P&W has delivered to CPC true and complete copies of all of P&W's filings with the Commission made within the last three (3) years, and none of such filings contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and (g) to the best of P&W's actual knowledge, there does not exist as of the execution of this Agreement any statutory or regulatory obligation that may be imposed upon an owner of shares of common stock of P&W by reason of its becoming an owner and owning such shares other than those imposed under the federal and state securities laws.

          8.1  P&W Registrations.  If at any time or times after the date hereof
               ------------------
and before January 6, 1999, P&W shall determine to register any of its securities (for itself or for any other securities holder of P&W) under the Securities Act of 1933, as amended (the "Act"), or any successor legislation (other than registration relating to stock option plans, employee benefit plans or a Rule 145 transaction), and in connection therewith P&W may lawfully register the common stock of P&W, P&W will promptly give written notice thereof to CPC and will use its best efforts to include in such registration and to effect the registration under the Act of all CPC Shares which CPC may request in writing delivered to P&W within 30 days after the date of the notice, given by P&W; provided, however, that in connection with an underwritten offering by P&W of any of its securities, if the managing underwriter shall impose a limitation on the number of shares of common stock which may be included in such registration by a group consisting of CPC and other holders of common stock having similar registration rights to CPC because, in its reasonable and good faith judgment, such limitation is necessary to effect an orderly public distribution, such limitation shall be imposed upon CPC and such other holders (and not on P&W) in proportion to the number of shares respectively requested by them to be included in such registration, except that if such registration is undertaken by P&W pursuant to the demand of any such holder(s) of P&W common stock possessing so-called "demand" registration rights, the shares of other holders (including, without limitation, CPC) will not be included in such registration unless all shares to be issued and sold by P&W and all shares requested to be included by the demanding holder(s) are included. In the event of such a limitation, shares of persons not having similar registration rights will not be included in such registration. If P&W includes in such registration any securities to be offered by it, all expenses of the registration and offering shall be borne by P&W, except that CPC shall bear underwriting commissions and discounts and registration fees attributable solely to the CPC Shares being registered and the expense of its own legal counsel. If the registration is of exclusively a secondary offering, CPC shall bear its proportionate share of the expenses of the registration and offering (provided all stockholders registering shares thereunder bear their proportionate share of expenses), except expenses which P&W would have incurred whether or not registration was attempted, including without limitation the expense of preparing normal audited or unaudited financial statements or summaries consistent with this Agreement or applicable Securities and Exchange Commission reports. VVithout in any way limiting the types of registrations to which this paragraph shall apply, in the event that P&W shall effect any "shelf registrations," then for each shelf registration effected by P&W, P&W shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit CPC to include the CPC Shares in such registrations in accordance with the terms of this paragraph, provided that P&W shall not be required to include any CPC Shares in such registration by post-effective amendment to the extent that the amount of such CPC Shares, when added to the number of shares of common stock theretofore or contemporaneously to be sold by P&W under such registration statement, would exceed the total number of shares of common stock registered thereunder.

          8.2  Short Form Registrations. In addition to the registrations
               --------------------------
provided in paragraph 8.1 above, CPC shall be entitled to request by written notice to P&W from time to time that P&W register the offering and sale of all or a portion of the CPC Shares (not less than $500,000 in aggregate market value) on Form S-3 (or any similar short form registration), provided that P&W is eligible for such registration. Upon the written request of CPC, P&W will use its best efforts to cause such of the CPC Shares as may be requested by CPC to be registered under the Act in accordance with the terms of this paragraph 8.2, provided that P&W will not be obligated to effect such a registration so that it shall become effective on a date prior to six months after the effective date of a prior registration pursuant to paragraph 8.1 or 8.2 hereof. All expenses of any such registrations in which P&W shall register any shares for sale by it shall be bome by P&W, except that CPC shall bear underwriting commissions and discounts and registration fees attributable solely to the CPC Shares being registered and the expense of its own legal counsel. If the registration is of exclusively a secondary offering, CPC shall bear its proportionate share of the expenses of the registration and offering (provided all other stockholders registering shares thereunder, who are required to do so, bear their proportionate share of expenses), except expenses which P&W would have incurred whether or not registration was attempted. Notwithstanding the foregoing, if the short form registration is of exclusively a secondary offering for the account of CPC alone, CPC shall bear all expenses of the registration and offering. P&W will use its best efforts to qualify for registration on Form S-3 or any similar short form registration within the time as required by the Securities Exchange Act of 1934, as amended.

          8.3 For the purposes of this Section 8, the term "CPC Shares" shall also include any common stock issued or issuable with respect to the CPC Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          8.4  Further Obligations of P&W. Whenever under the preceding
               ----------------------------
paragraphs of this Section 8, P&W is required hereunder to register the CPC Shares, it agrees that it shall also do the following:

          (a) Prepare and file with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering; provided, however, that in any case in which the required information may not be incorporated by reference to subsequent filings, P&W shall not be required to keep such registration statement effective beyond nine months after its effective date;

          (b) Furnish to CPC such copies of each preliminary and final prospectus and such other documents as CPC may reasonably request to facilitate the public offering of the CPC Shares;

          (c) Enter into an underwriting agreement with customary provisions reasonably required by the underwriter, if any, of the offering;

          (d) Use its best efforts to register or quality the CPC Shares covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as CPC may reasonably request, provided that in the case of a registration under Section 8.1, P&W shall not be required so to register or qualify CPC Shares in any state where shares to be sold by P&W are not to be registered or qualified; and

          (e) Furnish to CPC, a signed counter-part, addressed to CPC, of

               (i) an opinion of counsel for P&W, and

          (ii) "comfort" letter(s) signed by the independent public accountants who have certified P&W's financial statements included in the registration statement, covering substantially the same matters with respect to P&W and the registration statement (and the prospectus included therein) and (in the case of the accountant's letter) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants letters delivered to the underwriters in underwritten public offerings of securities.

          8.5  Underwritten Registrations.
               ---------------------------

          (a) P&W shall have the right to select the managing underwriter or underwriters for any underwritten offering made pursuant to a registration under paragraphs 8.1 or 8.2 hereof.

          (b) In connection with P&W's first underwritten offering under Section 8.1, CPC shall, if requested by the managing underwriter or underwriters thereof, agree not to sell any of the CPC Shares in any transaction other than pursuant to such underwritten offering for a period of up to 90 days beginning on the effective date of the registration statement, provided that P&W's officers and directors, and its shareholders owning more than 5% of its issued and outstanding common stock, also agree to such limitations.

          8.6  Indemnification. Incident to any registration statement referred
               -----------------
to in the preceding paragraphs of this Section, P&W will indemnify each underwriter, CPC, and each person controlling any of them against all claims, losses, damages and liabilities including legal and other expenses incurred in investigating or defending against the same, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by P&W of the Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing (including the omission from a written statement of information necessary to make such written statement not misleading) to P&W by the person seeking indemnification hereunder expressly for use therein, and with respect to any such untrue statement or omission in the information furnished in writing to P&W by CPC, CPC will indemnify the underwriters, P&W, its directors and officers, and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject, provided that CPC shall not be required to pay indemnification with respect to any registration hereunder exceeding in the aggregate the net proceeds received by CPC from its sale of CPC Shares under such registration.

          8.7  Furnish Information.  It shall be a condition precedent to the
               ----------------------
obligations of P&W to take any action pursuant to this Section 8 that CPC shall furnish to P&W such information regarding it, the CPC Shares held and the intended method of disposition thereof as P&W shall reasonably request and as shall be required in connection with the action to be taken by P&W, and shall otherwise cooperate with P&W.

          8.8  CPC Compliance with Securities Laws. CPC agrees to comply with
               -------------------------------------
all applicable Federal and state securities laws in connection with the sale or transfer of the CPC Shares, including applicable prospectus delivery requirements.

          8.9 Notwithstanding anything to the contrary herein, P&W shall not be required to register any CPC Shares (i) which are no longer owned by CPC; (ii) on any Form S-8, Form S-4, or similar or successor form or (iii) pursuant to any registration which is undertaken by P&W pursuant to the demand of any holder of P&W common stock possessing so-called "demand" registration rights and which is of exclusively a secondary offering for the account of such holder(s).

          9. CPC hereby represents and warrants to P&W as follows: (a) CPC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (b) the execution, delivery and performance of this Agreement has been duly authorized by CPC, and no other corporate proceedings on the part of CPC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          10. This Agreement shall be binding upon CPC and P&W and their respective officers, directors, shareholders, affiliates, attorneys, agents, servants, representatives, subsidiaries, affiliates, partners, predecessors, successors, assigns and subrogees.

          11. This Agreement is made without any admission of liability by any party with respect to any of the facts or circumstances alleged and arising from the Contamination.

          12. This Agreement evidences the entire agreement by and among CPC and P&W and supersedes all prior oral or written agreements or understandings of the parties related thereto. This document may not be changed orally. Amendments and modifications hereto shall be in writing and signed by all the parties.

          13. Except as otherwise expressly provided herein, this Agreement shall not be deemed or construed in any way to result in the creation of any rights in any person or entity not a party to this Agreement. Each party represents to the other party that it has not assigned to any third person any claim released hereby, or any interest therein.

          14. CPC and P&W acknowledge that they each have participated in the drafting of this Agreement, and they each agree that the Agreement shall be interpreted without reference to any principle which can operate in favor of or against a party that drafts a written agreement.

          IN WITNESS WHEREOF, CPC and P&W cause this Agreement to be duly executed and delivered on the day and year first above written.


CPC INTERNATIONAL INC

By:/s/ John W. Scott                    Dated: December 12, 1995
   -----------------------------               -----------------
Title: Vice President
      --------------------------


PROVIDENCE AND WORCESTER RAILROAD COMPANY

By:/s/ Orville R. Harrold               Dated: December 12, 1995
   -----------------------------               -----------------
Title: President
      --------------------------
                                       11